EXHIBIT 99.3

ITEM 6.     Selected Financial Data.

In the following table, the Company’s financial, production and other data for 2001 through 2004 reflect the Company’s acquisition of North Central from and on March 14, 2001.  The Company’s results for all periods presented reflect its oil and gas exploration, development and production activities in the Kingdom of Thailand and Hungary as discontinued operations.  The selected financial data should be read in conjunction with “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations”, filed as Exhibit 99.4 to this report and the audited consolidated financial statements and notes thereto included under “Item 8 – Financial Statements and Supplementary Data”, filed as Exhibit 99.6 to this report.

	For the Year Ended December 31,
	2004	2003		2002	2001 (a)	2000 (a)
	(Expressed in thousands, except per share and production data)
Financial Data
Revenues:
Crude oil and condensate	$417,093	$426,395		$281,990	$132,933	$136,802
Natural gas	512,598	397,303		231,301	267,678	143,471
Natural gas liquids	43,392	32,376		24,426	12,461	15,869
Oil and gas revenues	973,083	856,074		537,717	413,072	296,142
Other	14,605	2,431		4,359	13,970	18,789
Total	$987,688	$858,505		$542,076	$427,042	$314,931

Income from continuing operations before cumulative effect of change in accounting principle	$249,035	$235,235		$68,647	$26,260	$49,890
Income from discontinued operations, net of tax	12,719	59,872		38,384	61,694	39,133
Cumulative effect of change in accounting principle	—	(4,166	)(b)	—	—	(1,768	)(c)
Net income	$261,754	$290,941		$107,031	$87,954	$87,255
Per share data:
Basic income from operations before cumulative effect of change in accounting principle -
From continuing operations	$3.90	$3.76		$1.18	$0.51	$1.23
From discontinued operations	0.20	0.96		0.67	1.21	0.97
Basic income from operations before cumulative effect of change in accounting principle	$4.10	$4.72		$1.85	$1.72	$2.20
Diluted income from operations before cumulative effect of change in accounting principle -
Basic	$3.87	$3.67		$1.16	$0.51	$1.19
Diluted	0.19	0.93		0.61	1.11	0.80
Diluted income from operations before cumulative effect of change in accounting principle	$4.06	$4.60		$1.77	$1.62	$1.99

Cash dividends on common stock	$0.2125	$0.20		$0.12	$0.12	$0.12
Price range of common stock:
High	$51.34	$49.50		$39.28	$34.50	$33.19
Low	$39.25	$34.29		$23.00	$20.45	$18.00

Basic weighted average number of common shares outstanding	63,848	62,538		57,963	51,031	40,445
Long-term debt at year end	$755,000	$487,261		$722,903	$792,561	$365,000
Minority interest at year end	$—	$—		$—	$145,086	$144,913
Shareholders’ equity at year end	$1,727,895	$1,453,653		$1,077,784	$824,885	$358,271
Total assets at year end	$3,481,109	$2,758,651		$2,491,593	$2,423,979	$1,114,649

Production (Sales) Data
Net daily average production and weighted average price:
Natural gas (Mcf per day)	244,300	210,400		201,300	172,800	106,200
Price (per Mcf)	$5.73	$5.17		$3.15	$4.25	$3.69
Crude oil and condensate (Bbl per day)	29,530	40,173		30,971	14,804	13,432
Price (per Bbl)	$38.59	$29.08		$24.95	$24.60	$27.83
Natural gas liquids (Bbl per day)	4,220	4,109		4,480	2,118	2,141
Price (per Bbl)	$28.09	$21.59		$14.94	$16.12	$20.25

	For the Year Ended December 31,
	2004	2003	2002	2001	2000
	(Expressed in thousands)
Capital Expenditures
(including interest capitalized)
Oil and gas:
Domestic Offshore -
Exploration	$54,300	$28,100	$33,600	$18,000	$18,700
Development	74,000	23,900	100,700	169,000	43,700
Purchase of reserves	24,700	—	—	87,700	—
Onshore North America -
Exploration	29,000	26,200	14,500	38,300	19,700
Development	159,500	118,000	117,200	113,600	34,700
Purchase of reserves	583,800	177,700	—	1,027,200	8,400
International -
Exploration	5,600	100	—	2,000	—
Development	—	—	—	1,200	—
Total oil and gas	930,900	374,000	266,000	1,457,000	125,200
Other	6,200	2,500	3,300	4,800	700
Total	$937,100	$376,500	$269,300	$1,461,800	$125,900

(a)          The Company’s financial statements for 2000 – 2001 were audited by Arthur Andersen LLP, who have ceased operations.

(b)         Effective January 1, 2003, the Company adopted the provisions of Statement of Financial Accounting Standards No. 143 (“SFAS 143”), “Accounting for Asset Retirement Obligations.”  This new accounting standard required a change in the accounting for asset retirement obligations.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations, Application of Critical Accounting Policies and Management’s Estimates, Future Development and Abandonment Costs” for further discussion of the provisions of SFAS 143.

(c)          Crude oil and condensate from the Company’s producing fields located in the Kingdom of Thailand was produced into storage vessels and sold and recognized as revenue periodically as economic quantities were accumulated. Effective January 1, 2000, the Company adopted the provisions of the Securities and Exchange Commission’s (the “SEC”) Staff Accounting Bulletin No. 101, Revenue Recognition, and revised its practice of recording such product inventories at their net realizable value. The cumulative effect of this change in accounting principle through December 31, 1999 ($1,768,000, net of tax benefits of $1,768,000) was charged to earnings effective January 1, 2000.